                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Carter Holdings, Inc. of our report dated February 16, 1996 relating to the financial statements of The William Carter Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Stamford, Connecticut
July 7, 1998